UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2008

AMERICAN FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 513-579-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01    Entry into a Material Definitive Agreement.

On July 21, 2008, a Credit Agreement was entered into among American Financial Group, Inc., certain lenders, and Wachovia Bank, National Association, as Administrative Agent.  The Credit Agreement is in addition to the Registrant’s existing $500 million bank line and provides for a $120 million, 364-day credit facility.

Loans under the Credit Agreement bear interest at a rate equal to the London Interbank Offered Rate plus 225 bps.

The terms of the Credit Agreement are otherwise substantially similar to the terms of the Registrant’s existing bank line and include customary covenants and events of default, subject to materiality thresholds and grace periods.

This description of the Credit Agreement is qualified in its entirety by the credit agreement filed as an exhibit herewith and incorporated herein by reference.

Section 2 – Financial Information

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference herein as if fully set forth herein.

Section 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

        (a)         Financial statements of business acquired.  Not applicable.

        (b)         Pro forma financial information.  Not applicable.

        (c)         Shell company transactions.  Not applicable.

        (d)         Exhibits

Exhibit No.	Description

10.1	Credit Agreement entered into among American Financial Group, Inc., Wachovia Bank, National Association, as Administrative Agent, and several lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: July 24, 2008	By:	/s/ Karl J. Grafe
Karl J. Grafe
Vice President